Exhibit 99.1

Alaska Communications Reports Solid First Quarter 2016 Results

Posted Total Wireline Revenues of $56.3 million, a 4.8% increase

Reported Business and Wholesale Revenue growth of 11.9%

ANCHORAGE, Alaska--(BUSINESS WIRE)--May 9, 2016--Alaska Communications Systems Group, Inc. (NASDAQ: ALSK) today reported financial results for the first quarter of 2016.

“We are expanding our position as the premier broadband and IT managed services provider in Alaska and broadening our scope to be the leading cloud enabler for business. In the first quarter, we continued to take share in the market with strategic customer wins and delivered solid results aligned with our growth plan. Our total wireline revenue performance was robust, growing 4.8 percent. Business and wholesale grew 11.9 percent, ahead of our long-term directional guidance. We recently became the only Microsoft ExpressRoute partner in Alaska, building on the core strength of our network and creating momentum for our cloud enablement strategy,” Anand Vadapalli, president and CEO of Alaska Communications, said.

Revenue Highlights: First Quarter 2016 Compared to First Quarter 2015

  Total Wireline revenues:
    Revenue increased to $56.3 million from $53.7 million, up 4.8 percent.
    Total broadband revenue reached $27.9 million from $25.1 million, up 11.4 percent.
  Business and wholesale:
    Comprised 59.6 percent of total wireline revenue.
    Revenue grew to $33.6 million from $30.0 million, up 11.9 percent.
    Broadband revenues reached $21.8 million from $18.4 million, up 18.2 percent.
  Consumer:
    Comprised 16.9 percent of total wireline revenue.
    Revenue was $9.5 million, down 7.0 percent from $10.2 million.
    Broadband revenue was $6.1 million, down 7.5 percent from $6.6 million.
  Regulatory:
    Comprised 23.5 percent of total wireline revenue.
    Revenue was $13.3 million, down 1.9 percent from $13.5 million.

Financial Highlights: First Quarter 2016 Compared to First Quarter 2015

  Adjusted EBITDA was $13.9 million, compared to $12.5 million.
  Free cash flow of $9.1 million was high for the quarter, reflecting one-time events and seasonality of the business.
  Net capital expenditures were $5.2 million for the quarter.
  Net debt was $158.9 million, down from $161.7 million at December 31, 2015.
  Repurchased $10 million of convertible notes in January, 2016.
  Cash remained strong at $28.0 million at March 31, 2016.

Laurie Butcher, Alaska Communications senior vice-president of finance, said, “Continuing to realize the benefits of our new cost structure, we remain committed to Adjusted EBITDA and free cash flow growth. We maintained a strong cash balance at the end of the quarter, while reducing debt with the repurchase of $10 million of convertible notes.”

2016 Guidance:

The company reaffirmed 2016 guidance as follows:

  Total Wireline Revenue of approximately $228 million
  Adjusted EBITDA of approximately $59 million
  Capital Expenditures of approximately $35 million
  Free Cash Flow of approximately $5 million

Conference Call

The Company will host a conference call and live webcast on Monday, May 9, 2016 at 2:00 p.m. Eastern Time to discuss the results. Parties in the United States and Canada can access the call at 1-888-466-4440 and enter pass code 894855. All other parties can access the call at 1-719-785-1758 and use the same code.

The live webcast of the conference call will be accessible from the "Events Calendar" section of the Company's website (www.alsk.com). The webcast will be archived for a period of 90 days. A telephonic replay of the conference call will also be available two hours after the call and will run until June 10, 2016 at 5:00 p.m. Eastern Time. To hear the replay, please go to https://jsp.premiereglobal.com/webrsvp and enter pass code 2524152.

About Alaska Communications

Alaska Communications (NASDAQ: ALSK) is the leading provider of advanced broadband and IT managed services for businesses and consumers in Alaska. The company operates a highly reliable, advanced statewide data network with the latest technology and the most diverse undersea fiber optic system connecting Alaska to the contiguous U.S. For more information, visit www.alaskacommunications.com or www.alsk.com.

Non-GAAP Measures

In an effort to provide investors with additional information regarding our financial results, in particular with regards to our liquidity and capital resources, we have disclosed certain non-GAAP financial information such as Adjusted EBITDA, Free Cash Flow and Net Debt, which management utilizes to assess performance and believes provides useful information to investors. The definition of these non-GAAP measures are on Schedules 4 and 5 to this press release. Adjusted EBITDA, and Free Cash Flow are non-GAAP measures and should not be considered a substitute for net cash provided by operating activities and other measures of financial performance recorded in accordance with GAAP. Reconciliations of our non-GAAP measures to our nearest GAAP measures can be found on our website at http://www.alsk.com in the investment data section. Other companies may not calculate non-GAAP measures in the same manner as ACS.

Forward-Looking Statements

This press release includes certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control. Such factors include, without limitation, Universal Service Fund changes, adverse economic conditions, the effects of competition in our markets, our relatively small size compared with our competitors, the Company’s ability to compete, manage, integrate, market, maintain, and attract sufficient customers for its products and services, adverse changes in labor matters, including workforce levels, our ability to service our debt and refinance as required, labor negotiations, employee benefit costs, our ability to control other operating costs, disruption of our supplier’s provisioning of critical products or services, the impact of natural or man-made disasters, changes in Company's relationships with large customers, unforeseen changes in public policies, regulatory changes, changes in technology and standards, and changes in accounting standards or policies, which could affect reported financial results. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the Company's SEC filings, including, but not limited to, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the Company's SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com.

		Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED SCHEDULE OF OPERATIONS
(Unaudited, In Thousands Except Per Share Amounts)

	Three Months Ended
	March 31,
	2016	2015

Operating revenues:
Operating revenues, non-affiliates	$56,328	$65,211
Operating revenues, affiliates	-	575
Total operating revenues	56,328	65,786

Operating expenses:
Cost of services and sales, non-affiliates	26,128	26,305
Cost of services and sales, affiliates	-	4,961
Selling, general & administrative	17,340	27,984
Depreciation and amortization	8,520	8,941
Loss (gain) on disposal of assets, net	24	(38,662)
Earnings from equity method investments	-	(3,056)

Total operating expenses	52,012	26,473

Operating income	4,316	39,313

Other income and (expense):
Interest expense	(3,869)	(7,419)
Loss on extinguishment of debt	(336)	(2,628)
Interest income	5	25
Total other income and (expense)	(4,200)	(10,022)

Income before income tax expense	116	29,291

Income tax expense	(63)	(13,074)

Net income	53	16,217

Less net loss attributable to noncontrolling interest	(33)	-

Net income attributable to Alaska Communications	$86	$16,217

Net income per share attributable to Alaska Communications:
Basic and Diluted	$0.00	$0.32

Weighted average shares outstanding:
Basic	50,742	49,916
Diluted	51,637	50,695

		Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands Except Per Share Amounts)

	March 31,	December 31,
Assets	2016	2015

Current assets:
Cash and cash equivalents	$27,965	$36,001
Restricted cash	1,725	1,824
Accounts receivable, net of allowance of $1,233 and $1,693	26,462	25,225
Materials and supplies	5,286	4,674
Prepayments and other current assets	5,927	8,068
Total current assets	67,365	75,792

Property, plant and equipment	1,340,157	1,337,098
Less: accumulated depreciation and amortization	(973,778)	(967,776)
Property, plant and equipment, net	366,379	369,322

Deferred income taxes	16,377	16,660
Other assets	1,793	1,827
Total assets	$451,914	$463,601

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term obligations	$3,862	$3,671
Accounts payable, accrued and other current liabilities	49,629	51,275
Advance billings and customer deposits	4,294	4,513
Total current liabilities	57,785	59,459

Long-term obligations, net of current portion	175,506	185,018
Other long-term liabilities, net of current portion	64,415	65,265
Total liabilities	297,706	309,742
Commitments and contingencies
Alaska Communications stockholders' equity:
Common stock, $.01 par value; 145,000 authorized	512	505
Additional paid in capital	157,185	156,971
Accumulated deficit	(1,548)	(1,634)
Accumulated other comprehensive loss	(3,011)	(3,086)
Total Alaska Communications stockholders' equity	153,138	152,756
Noncontrolling interest	1,070	1,103
Total stockholders' equity	154,208	153,859

Total liabilities and stockholders' equity	$451,914	$463,601

		Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2016	2015
Cash Flows from Operating Activities:
Net income	$53	$16,217
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	8,520	8,941
Gain on wireless sale	-	(39,719)
Loss on the disposal of assets, net	24	1,057
Unrealized gain on ineffective hedge	-	(267)
Amortization of debt issuance costs and debt discount	1,016	1,053
Amortization of ineffective hedge	-	1,960
Loss on extinguishment of debt	336	2,628
Amortization of deferred capacity revenue	(847)	(775)
Stock-based compensation	805	484
Deferred income tax expense (benefit)	267	(3,258)
(Benefit) charge for uncollectible accounts	(132)	1,523
Cash distribution from equity method investments	-	3,056
Earnings from equity method investments	-	(3,056)
Other non-cash expense, net	217	270
Income taxes (receivable) payable	(730)	13,612
Changes in operating assets and liabilities	703	(2,345)
Net cash provided by operating activities	10,232	1,381

Cash Flows from Investing Activities:
Capital expenditures	(5,175)	(5,900)
Capitalized interest	(303)	(491)
Change in unsettled capital expenditures	(4,225)	(4,443)
Proceeds on wireless sale	-	276,388
Proceeds on sale of assets	2,663	-
Return of capital from equity investment	-	1,875
Net change in restricted cash	99	-
Net cash (used) provided by investing activities	(6,941)	267,429

Cash Flows from Financing Activities:
Repayments of long-term debt	(10,617)	(241,718)
Debt issuance costs	(37)	(1,027)
Cash paid for debt extinguishment	(150)	-
Cash paid in acquisition of business	-	(291)
Payment of withholding taxes on stock-based compensation	(472)	(399)
Excess tax (expense) benefit from share-based payments	(51)	743
Net cash used by financing activities	(11,327)	(242,692)

Change in cash and cash equivalents	(8,036)	26,118

Cash and cash equivalents, beginning of period	36,001	31,709

Cash and cash equivalents, end of period	$27,965	$57,827

Supplemental Cash Flow Data:
Interest paid	$1,797	$3,384
Income taxes paid, net	$577	$1,977

		Schedule 4

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED EBITDA
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2016	2015

Net income	$53	$16,217
Add (subtract):
Interest expense	3,869	7,419
Loss on extinguishment of debt	336	2,628
Interest income	(5)	(25)
Depreciation and amortization	8,520	8,941
Loss (gain) on disposal of assets, net	24	(38,662)
Earnings from equity method investments	-	(3,056)
AWN distributions received/receivable, net	-	765
Income tax expense	63	13,074
Stock-based compensation	805	484
Long-term cash incentives	211	334
Pension adjustment	21	-
Net loss attributable to noncontrolling interest	33	-
Wireless sale transaction-related and wind down costs	-	4,346

Adjusted EBITDA	$13,930	$12,465

Non-GAAP Measures:

In an effort to provide investors with additional information regarding the Company's results as determined by GAAP, the Company also discloses certain non-GAAP information which management utilizes to assess recurring performance and believes provides useful information to investors regarding baseline operating results.

The Company has disclosed Adjusted EBITDA as net income before interest, loss on extinguishment of debt, depreciation and amortization, gain or loss on asset purchases or disposals including the gain on the sale of our wireless operations, earnings from equity method investments, taxes, wireless transaction-related costs, loss attributable to noncontrolling interest, stock-based compensation, pension adjustments, and expenses under the Company’s long-term cash incentive plan (“LTCI”). LTCI expenses are considered part of an interim compensation structure to mitigate the dilutive impact of additional share issuances for executive compensation. Distributions from AWN are included in Adjusted EBITDA.

		Schedule 5

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2016	2015

Adjusted EBITDA	$13,930	$12,465

Less:
Capital expenditures	(5,175)	(5,900)
Milestone billings for fiber build project for a carrier customer	-	2,500
Net capital expenditures	(5,175)	(3,400)

Proceeds on sale of fiber to joint venture partner	2,650	-
Amortization of GCI/AWN capacity revenue	(509)	(615)
Cash interest expense	(1,797)	(3,384)

Free cash flow*	$9,099	$5,066

* Quarterly FCF fluctuates and should not be viewed as an indicator of annual performance. While onetime events, seasonality of capital spend and the timing of interest payments may result in negative FCF in one or more quarters, we reaffirm our guidance for annual FCF.

Non-GAAP Measures:

In an effort to provide investors with additional information regarding the Company's results as determined by GAAP, the Company also discloses certain non-GAAP information which management utilizes to assess recurring performance and believes provides useful information to investors regarding baseline operating results.

Free cash flow ("FCF") is defined as Adjusted EBITDA, less recurring operating cash requirements which include capital expenditures, net of cash received for a fiber build for a carrier customer, less cash interest expense, significant non-cash revenue associated with our interconnection agreement with AWN and GCI, and proceeds on sale of fiber to our joint venture partner.

Alaska Communications continues to have net operating losses and is not a significant taxpayer on ordinary income. Income taxes paid in 2015 and 2016 are related to the Wireless retail sale and are not included in free cash flow.

	Schedule 6

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
REVENUE GROWTH
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2016	2015
Business and wholesale
Business broadband	$14,180	$11,802
Business voice and other	7,090	6,935
Managed IT services	1,081	729
Equipment sales and installations	1,587	1,548
Wholesale broadband	7,598	6,616
Wholesale voice and other	2,015	2,350

Total business and wholesale	33,551	29,980
Growth in business and wholesale	11.9%
Consumer
Broadband	6,142	6,638
Voice and other	3,382	3,607

Total consumer	9,524	10,245

Total business, wholesale, and consumer revenue	43,075	40,225
Growth in business, wholesale and consumer revenue	7.1%
Growth in broadband revenue	11.4%

Regulatory revenue
Access	8,172	8,586
High cost support	5,081	4,921

Total regulatory revenue	13,253	13,507

Total wireline revenue	56,328	53,732
Growth in wireline revenue	4.8%

Total wireless & AWN related revenue	-	12,054

Total revenue	$56,328	$65,786

			Schedule 7

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
KEY OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015

Voice:
Consumer access lines	36,567	37,683	42,492
Business access lines	76,302	76,598	78,734

Voice ARPU consumer	$28.39	$28.45	$26.49
Voice ARPU business	$23.35	$23.37	$22.93

Broadband:
Consumer connections	33,850	33,275	36,612
Business connections (1)	15,394	15,376	15,584

Broadband ARPU consumer	$60.59	$60.75	$59.33
Broadband ARPU business (1)	$306.93	$297.47	$251.51

Churn:
Consumer voice	1.6%	1.7%	1.4%
Consumer broadband	2.2%	2.4%	2.3%
Business voice	1.0%	1.2%	0.8%

(1)	How we calculate broadband connections has changed to exclude certain internal use circuits. Historical amounts have been restated to reflect appropriate comparisons period over period.

		Schedule 8

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
Long Term Debt and Net Debt
(Unaudited, In Thousands)

	March 31,	December 31,
	2016	2015
2015 senior secured credit facilities due 2018	$89,000	$89,750
Debt issuance costs - 2015 senior secured credit facilities due 2018	(2,996)	(3,406)
6.25% convertible notes due 2018	94,000	104,000
Debt discount - 6.25% convertible notes due 2018	(3,723)	(4,641)
Debt issuance costs - 6.25% convertible notes due 2018	(792)	(1,010)
Capital leases and other long-term obligations	3,879	3,996
Total debt	179,368	188,689
Less current portion	(3,862)	(3,671)
Long-term obligations, net of current portion	$175,506	$185,018

Total debt	$179,368	$188,689
Plus debt discounts and debt issuance costs	7,511	9,057
Gross debt	186,879	197,746
Cash and cash equivalents	(27,965)	(36,001)
Net debt	$158,914	$161,745

CONTACT:
Alaska Communications Systems Group, Inc.
Investors:
Tiffany Dunn, 907-297-3103
Manager, Board and Investor Relations
investors@acsalaska.com
or
Media:
Hannah Blankenship, 907-564-1326
Associate Manager, Corporate Communications
Hannah.Blankenship@acsalaska.com